CLYDE BAILEY P.C.
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                                                   Certified Public Accountant
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                          (210) 699-1287(ofc.)
                                          (888) 699-1287  (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's



November 19, 2001


I consent to the use, of my report dated November 7, 2001, in the Form SB2, on the financial statements of Fishing Buddy Inc., dated September 30, 2001, included herein and to the reference made to me.



Clyde Bailey